EXHIBIT 3.3
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                          CERTIFICATE OF INCORPORATION
                          ----------------------------
                                       OF
                                       --
                                RXBAZAR.COM, INC.
                                -----------------


     FIRST: The name of the corporation is:

                               RXBAZAAR.COM, INC.

     SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of capital stock which the corporation shall have the authority to issue is as follows:

            CLASS OF STOCK        NUMBER OF SHARES           PAR VALUE
            --------------        ----------------           ---------

            Preferred              1,000,000                  $0.001
            Common                50,000,000                  $0.001

A. PREFERRED STOCK $0.001 PAR

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish and designate the different series and to fix and determine the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, which powers, preferences, rights, qualifications, limitations and restrictions need not be uniform among series. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

     Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article Fourth shall be set forth in a certificate of designations along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with ss.103 of the General Corporation Law of the State of Delaware. Unless
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otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions, the number
o shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from the certificate of incorporation all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (1) states that no shares of such class or series have been issued, (2) sets forth the copy of the amending resolution or resolutions and (3) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with ss.103 of the General Corporation Law of the State of Delaware.

B. COMMON STOCK, $0.001 PAR

     1. Voting Rights

         Except as otherwise expressly provided by law, and subject to any voting rights that may be granted to the holders of any class or series of Preferred Stock designated by the Board of Directors, all the voting power of the corporation shall be vested, as to all matters requiring stockholder approval, in the common stock. Each holder of record of a share or shares of Common Stock shall have the right to one vote per share.

     2. Other Rights

         Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock (including, without limitation, any dividend rights), or except as may be provided by the laws of the State of

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     Delaware, the holders of Common Stock shall have exclusively all rights of stockholders.

     FIFTH: The name and mailing address of the sole incorporator is as follows:

     -------------------------------------- ------------------------------------
                    NAME                          MAILING ADDRESS
     -------------------------------------- ------------------------------------
     Nina L. Ross, Esq.                     c/o Chu, Ring & Hazel LLP
                                            253 Summer Street
                                            Boston, Massachusetts  02210
     -------------------------------------- ------------------------------------


     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

            (a) The election of directors need not be by written ballot.

            (b) The Board of Directors shall have the power and authority:

                 (1) to adopt, amend or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

                 (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

                 (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

     SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or

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omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 25th day of October, 1999.


                                                     /s/ Nina L. Ross
                                                     ---------------------------
                                                     Sole Incorporator
















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